UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2022

PROLOGIS, INC.
PROLOGIS, L.P.
(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545(Prologis, Inc.)	94-3281941(Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245(Prologis, L.P.)	94-3285362(Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ Telephone Number, including Area Code:(415)
394-9000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form8-Kfiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2of
the Securities Exchange Act of
1934(§240.12b-2of
this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 1, 2023, (as reported in our
Form8-K
filed on September 27, 2022) Daniel Letter became President of Prologis, Inc. (the “Company”) and Eugene Reilly became Vice Chairman of the Company.
In connection with his appointment as President, Mr. Letter’s annual base salary became $600,000 effective January 1, 2023. Mr. Letter is eligible for an annual bonus with a target amount of 130% of his base salary and an annual long-term incentive (“LTI”) equity award with a target amount of $2,250,000. Depending on performance, the actual amounts payable as bonus and LTI awards to Mr. Letter may be less than, greater than, or equal to such target amounts (or could be zero). Mr. Letter will also be eligible to receive awards under the Second Amended and Restated Prologis, Inc. 2018 Outperformance Plan (“POP”) and the Third Amended and Restated Prologis Promote Plan (“PPP”), with the specific amount of such awards, if any, to be determined by the Talent and Compensation Committee of the Company’s Board of Directors at the time such awards are granted or allocations are made, as the case may be. The receipt and amount of any bonus, LTI, POP or PPP award granted to Mr. Letter is contingent upon the achievement of performance objectives, which will be substantially the same as the objectives established for the Company’s CEO and Other NEOs (as defined below) of the Company (such as those reported in our Proxy Statement filed on March 25, 2022).
In connection with his appointment as President, the Company entered into an Amended and Restated Change in Control and Noncompetition Agreement, dated January 1, 2023, with Mr. Letter. The terms of this agreement are substantially the same as the terms of the change in control and noncompetition agreements of the Company’s Chief Legal Officer and Chief Operating Officer (collectively, the “Other NEOs”) (form of as filed with our Form
8-K
filed on August 16, 2013, and included herewith as Exhibit 10.1). Mr. Letter also executed a waiver of retirement eligibility benefits substantially the same as the amended waivers of retirement eligibility benefits that the Company’s Other NEOs previously executed (form of as filed with our Form
8-K
filed on December 10, 2019, and included herewith as Exhibit 10.2).
In addition, in connection with his continued service as the Chief Financial Officer of the Company, Timothy D. Arndt’s base salary became $600,000, annual bonus target amount became 120% of his base salary, and annual LTI equity award target became $1,750,000, each effective January 1, 2023. Depending on performance, the actual amounts payable as bonus and LTI awards to Mr. Arndt may be less than, greater than, or equal to such target amounts (or could be zero).

Item 9.01.	Financial Statements and Exhibits.
(d)
 Exhibits
. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

10.1	Form of Change of Control and Noncompetition Agreement by and between Prologis, Inc. and its executive officers (incorporated by reference to Exhibit 10.2 to Prologis’ Current Report on Form 8-K filed on August 16, 2013).

10.2	Form of Retirement Eligibility Waiver Amendment for Named Executive Officers (other than Hamid Moghadam) (incorporated by reference to Exhibit 10.2 to Prologis’ Current Report on Form 8-K filed on December 10, 2019).

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

January 5, 2023	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones
Title: Managing Director and Deputy General Counsel

PROLOGIS, L.P.,

	By:	Prologis, Inc., its general partner

January 5, 2023	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones
Title: Managing Director and Deputy General Counsel